CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Docuport, Inc.
1155 Rene-Levesque Blvd. West
Suite 3500
Montreal, Quebec
H3B 3T6

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1999, relating to the financial statements of Docuport, Inc., which is contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     /s/ BDO Dunwoody LLP

                                                     BDO DUNWOODY LLP
                                                     Chartered Accountants

Montreal, Quebec
October 1, 1999